EXHIBIT 99.1

NEWS

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS RESULTS FOR FIRST QUARTER 2004

Revenue Grows 16% Year over Year to $82.5 Million for the Quarter

IRVINE, Calif., April 27, 2004 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application management solutions, today reported financial results for the quarter ended March 31, 2004. Total revenues increased 16% year over year to $82.5 million compared to last year’s first quarter revenue of $71.2 million. First quarter 2004 includes approximately $3.0 million in revenue and $1.5 million in expenses from Aelita Software, an acquisition which closed on March 17, 2004.

GAAP Results

Quest Software’s net income for the first quarter was $386 thousand, or $0.00 per diluted share. GAAP operating margins increased sequentially from 3.1% to 4.4% in the first quarter, resulting in GAAP operating income of $3.6 million. GAAP net income reflects a $6.7 million write-off in the quarter of in-process research and development acquired in the Aelita transaction.

Non-GAAP Results

On a pro forma basis, operating margins increased to 15.6% for the quarter, resulting in pro forma net income of $8.6 million, or $0.09 per share on a diluted basis. This compares to pro forma net income of $4.8 million, or $0.05 per share on a diluted basis, for the first quarter ended March 31, 2003. Quest Software generated cash flow from operations of $22.8 million in the March 2004 quarter.

A reconciliation of pro forma and as reported financial results is included with this press release.

“Our results exemplify solid execution across the company and the continued penetration of our products into the marketplace,” said Vinny Smith, chairman and chief executive officer, Quest Software. “With the integration of our Aelita Software acquisition proceeding according to plan, we are well positioned to further build upon our offering of Windows management solutions and our visibility in the market. This, coupled with our well-respected application performance management and database management solutions offers IT professionals a comprehensive set of high quality products to enable them to tackle everyday issues fast, manage more complex systems with fewer resources and streamline their operations.”

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of intangibles, other compensation expenses, gains or losses on investment securities and facility closure charges that are not necessarily relevant to understanding the operating activities within the Company’s business.

Financial Outlook

Quest Software management offers the following guidance for the quarter ending June 30, 2004:

•	Revenue is expected to be in the range of $87.0 million to $89.0 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.04 to $0.06 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.07 to $0.09 per share. The pro forma guidance excludes approximately $3.7 million of amortization of acquisition related intangible assets and $700,000 of other compensation charges related to stock options.

For the full year ending December 31, 2004, Quest Software management provides the following guidance:

•	Annual revenue is expected to be in the range of $360 million to $370 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.23 to $0.26 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.37 to $0.40. The pro-forma guidance excludes approximately $12.9 million of amortization of acquisition related intangible assets, $6.7 million of in-process research and development and $2.4 million of other compensation charges related to stock options.

First Quarter 2004 Conference Call Information

Quest Software will host a conference call today, Tuesday, April 27, 2004 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through April 27, 2005. An audio replay of the call will also be available through May 11, 2004 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 329040.

About Quest Software, Inc.

Quest Software, Inc., a leader in application management, provides software for Application Confidence to 18,000 customers worldwide, including 75 percent of the Fortune 500. Quest products for database management, application performance management and Microsoft infrastructure management help customers develop, deploy, manage and maintain enterprise applications without expensive downtime or business interruption. Headquartered in Irvine, Calif., Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

# # #

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including:the impact of further adverse changes in general economic conditions on our customers; further reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Licenses	$47,028	$42,722
Services	35,499	28,477

Total revenues	82,527	71,199
Cost of revenues:
Licenses	1,097	933
Services	6,403	5,195
Amortization of purchased intangible assets	1,431	2,130

Total cost of revenues	8,931	8,258

Gross profit	73,596	62,941
Operating expenses:
Sales and marketing	36,124	36,129
Research and development	18,158	17,185
General and administrative	8,260	6,551
In-process research and development	6,700	—
Intangible asset amortization	730	867

Total operating expenses	69,972	60,732

Income from operations	3,624	2,209
Other income, net	667	1,860

Income before income tax provision	4,291	4,069
Income tax provision	3,905	1,535

Net income	$386	$2,534

Net income per share:
Basic	$0.00	$0.03

Diluted	$0.00	$0.03

Weighted average shares:
Basic	93,802	90,974
Diluted	97,970	92,922

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2004
	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$47,028			$47,028
Services	35,499			35,499

Total revenues	82,527			82,527
Cost of revenues:
Licenses	1,097			1,097
Services	6,403	(30	)(1)	6,373
Amortization of purchased intangible assets	1,431	(1,431)		—

Total cost of revenues	8,931			7,470

Gross profit	73,596			75,057
Operating expenses:
Sales and marketing	36,124	(213	)(1)	35,911
Research and development	18,158	(102	)(1)	18,056
General and administrative	8,260	(6	)(1)	8,254
In-process research and development	6,700	(6,700	)(2)	—
Intangible asset amortization	730	(730)		—

Total operating expenses	69,972			62,221

Income from operations	3,624			12,836
Other income, net	667			667

Income before income tax provision	4,291			13,503
Income tax provision	3,905	956	(3)	4,861

Net income	$386			$8,642

Net income per share:
Basic	$0.00			$0.09

Diluted	$0.00			$0.09

Weighted average shares:
Basic	93,802			93,802
Diluted	97,970			97,970

(1)	Represents stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents a one-time charge to write off in-process research and development assumed with our acquisition of Aelita Software in March 2004.
(3)	Represents the tax effect of adjustments.

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2003
	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$42,722			$42,722
Services	28,477			28,477

Total revenues	71,199			71,199
Cost of revenues:
Licenses	933			933
Services	5,195	(28	)(1)	5,167
Amortization of purchased intangible assets	2,130	(2,130)		—

Total cost of revenues	8,258			6,100

Gross profit	62,941			65,099
Operating expenses:
Sales and marketing	36,129	(343	)(1)	35,786
Research and development	17,185	(233	)(1)	16,952
General and administrative	6,551	(53	)(1)	6,498
In-process research and development	—			—
Intangible asset amortization	867	(867)		—

Total operating expenses	60,732			59,236

Income from operations	2,209			5,863
Other income, net	1,860	79	(2)	1,939

Income before income tax provision	4,069			7,802
Income tax provision	1,535	1,430	(3)	2,965

Net income	$2,534			$4,837

Net income per share:
Basic	$0.03			$0.05

Diluted	$0.03			$0.05

Weighted average shares:
Basic	90,974			90,974
Diluted	92,922			92,922

(1)	Represents (1) $281,000 in severance and idle facility charges incurred from closing one of our Canadian offices, which are included in sales and marketing and research and development, and (2) stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents loss on securities held for trading purposes.
(3)	Represents the tax effect of adjustments.

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS
	March 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$65,956	$67,470
Short-term marketable securities available for sale	18,107	26,736
Accounts receivable, net	50,987	58,535
Prepaid expenses and other current assets	11,267	6,846
Deferred income taxes	3,954	15,074

Total current assets	150,271	174,661
Property and equipment, net	47,331	31,950
Long-term marketable securities	180,688	184,160
Goodwill, net	325,232	239,840
Amortizing intangible assets, net	50,796	25,159
Deferred income taxes	12,626	10,126
Other assets	2,097	1,915

Total assets	$769,041	$667,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,216	$4,180
Repurchase agreement	67,500	—
Accrued compensation	17,648	17,384
Other accrued expenses	26,532	27,939
Income taxes payable	10,484	9,082
Short-term portion of deferred revenue	84,514	73,957

Total current liabilities	211,894	132,542
Long-term liabilities:
Long-term portion of deferred revenue	11,513	9,416
Other long-term liabilities	2,092	1,677

Total long-term liabilities	13,605	11,093
Shareholders’ equity	543,542	524,176

Total liabilities and shareholders’ equity	$769,041	$667,811

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$386	$2,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,402	6,919
Compensation expense associated with stock option grants	170	495
Deferred income taxes	3	110
Provision for bad debts	(23)	138
In-process research and development	6,700	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	9,807	11,232
Prepaid expenses and other current assets	(2,331)	991
Other assets	(3)	948
Accounts payable	493	89
Accrued compensation	(1,116)	(1,101)
Other accrued expenses	(4,796)	(5,274)
Income taxes payable	2,802	1,789
Deferred revenue	4,843	3,210
Other liabilities	415	(145)

Net cash provided by operating activities	22,752	21,935
Cash flows from investing activities:
Purchases of property and equipment	(16,586)	(2,883)
Cash paid for acquisitions, net of cash acquired	(94,283)	—
Purchases of marketable securities	—	(42,375)
Sales and maturities of marketable securities	13,005	22,475

Net cash used in investing activities	(97,864)	(22,783)
Cash flows from financing activities:
Proceeds from repurchase agreement	67,500	—
Repayment of capital lease obligations	(92)	(91)
Proceeds from the exercise of stock options	4,288	195
Proceeds from employee stock purchase plan	2,723	2,286

Net cash provided by financing activities	74,419	2,390
Effect of exchange rate changes on cash and cash equivalents	(821)	(418)

Net (decrease) increase in cash and cash equivalents	(1,514)	1,124
Cash and cash equivalents, beginning of period	67,470	64,283

Cash and cash equivalents, end of period	$65,956	$65,407